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                                                               EXHIBIT 10.4

                               RONALD W. DAVIS

                            EMPLOYMENT AGREEMENT
                            --------------------

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of November, 2004, by and between ENGINEERED SUPPORT SYSTEMS, INC., a Missouri corporation (hereinafter called "Employer"), and RONALD W. DAVIS (hereinafter called "Employee").

         WHEREAS, Employee desires to continue to be employed by Employer and Employer desires to continue the employment of Employee under the terms and conditions set forth in this Agreement; and

         WHEREAS, it is Employer's intention to employ Employee upon the terms and conditions herein, which recognize and compensate Employee for the obligations of Employee undertaken hereunder, including specifically, but not by way of limitation, the agreement of Employee not to compete with the business of Employer, as provided in Paragraph 7, for the period provided in Paragraph 7 upon the cessation of Employee's employment by Employer for any reason, and which further recognize that the possibility exists that a Change in Control (as hereinafter defined) of Employer could occur during the term hereof.

         NOW, THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, the parties agree as follows:

         1. Employment. Employer hereby employs Employee in the capacity of
            ----------
President, Business Development and Employee hereby accepts such employment from Employer upon the terms and conditions hereinafter set forth. This Agreement replaces any and all other employment agreements by and between Employee and Employer dated prior to the date of this Employment Agreement.

         2. Term of Employment. The term of Employee's employment under this
            ------------------
Agreement shall be for the period commencing November 1, 2004 and ending on October 31, 2007. This Agreement shall be automatically renewed for successive one (1) year periods on the last day of the initial term and any renewal term thereafter upon the same terms and conditions provided for herein unless terminated by either party upon the giving of written notice of termination to the other party at least thirty (30) days prior to the expiration of the initial term or any renewal term, as the case may be. Employee's employment hereunder may be terminated prior to the expiration of the initial term or any renewal term of this Agreement upon the occurrence of any of the following events:

         (a) Upon the death of Employee, if Employee is actively employed by Employer at the time of death.


         (b) By Employee, upon not less than ninety (90) days nor more than one hundred twenty (120) days written notice to Employer.

         (c) In the event of Employee's "disability," which for purposes hereof shall mean Employee's failure substantially to discharge Employee's duties under this Agreement for ninety (90) consecutive days or one hundred twenty (120) days in any calendar year, whether or not consecutive, as a result of an injury, disease, sickness or other physical or mental incapacity. A determination of Employee's disability shall be made by a qualified licensed physician chosen by Employer subject to Employee's approval, which approval shall not be unreasonably withheld. In the event Employer and Employee cannot agree on the choice of a physician, then such physician shall be chosen by the dean of the St. Louis University School of Medicine, St. Louis, Missouri, or if said dean is unwilling or unable to do so, by the dean of another medical school of recognized national repute. The cost of such determination shall be borne by Employer, and in the absence of fraud or bad faith, shall be binding on all parties hereto.

         (d) By Employer, for "cause," immediately upon written notice to Employee. For purposes of this Agreement, "cause" shall mean (i) Employee's breach or violation of or failure to perform any of the material terms and conditions of this Agreement or such other conduct or action by Employee which materially and adversely affects the business or reputation of Employer as determined by Employer's Board of Directors, which shall include specifically, but not by way of limitation, intentional or negligent conduct or activity inconsistent with or proscribed by federal or state criminal statute or regulation or express Employer policy pertaining to a contract with the United States Government or the violation of any other ethics or other corporate policy of Employer, or (ii) any act of dishonesty or disloyalty or breach of trust against Employer.

         (e) By Employer, without cause, by written notice to Employee at any time.

         Upon termination of this Agreement for any of the reasons specified in Subparagraphs (a) through (d), above, Employee shall be entitled to receive only his Base Salary (as hereinafter defined) in accordance with Employer's regular payroll schedule through the effective date of termination and shall not be entitled to any additional compensation or other consideration except as otherwise expressly provided in this Agreement, or such other compensation plans in effect in which Employee is a participant at the time of termination. Upon termination of this Agreement by Employer without cause as provided in Subparagraph (e), above, Employee shall be entitled to the severance allowance and benefit participation specified in Paragraph 20 hereof.

         Employee understands and agrees that in the event this Agreement expires by its terms or in the event either party terminates Employee's employment hereunder for any reason whatsoever, the restrictive covenants set forth in Paragraph 7 hereof and the remedies provision in Paragraph 13 hereof shall remain in full force and effect and shall survive the expiration and/or termination of all other terms of this Agreement.

         3. Duties of Employee. During Employee's employment by Employer,
            ------------------
Employee shall serve Employer to the best of Employee's ability and shall perform such duties and in such capacities as are assigned to Employee from time to time by the Chairman of the Board of

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Directors of Employer. Employee agrees during such period to devote substantial time and efforts to the business of Employer, and to be loyal and faithful at all times, constantly endeavoring to improve Employee's ability and knowledge of the business of Employer in an effort to increase the value of Employee's services for the mutual benefit of Employee and Employer. Employee will devote such time, attention and energy to the business of Employer as is reasonably necessary to perform his duties hereunder and to protect, preserve, enhance and promote the best interests of the Employer during the term of his employment with Employer.

         4. Base Salary. Subject to the other provisions of this Agreement
            -----------
and in consideration of services rendered hereunder, Employer agrees to pay Employee, for Employee's service during the term of Employee's employment, a base salary ("Base Salary") as follows:

                  For the period of November 1, 2004 through October 31, 2005, annual compensation of Four Hundred Forty Thousand Dollars ($440,000), payable in accordance with Employer's regular payroll schedule. Thereafter, Employee's Base Salary shall be reviewed and set annually by Employer's Board of Directors.

         5. Bonus Compensation.
            ------------------

         (a) In addition to the Base Salary provided in Paragraph 4 hereof, Employee shall be entitled to earn an annual cash bonus under the Engineered Support Systems, Inc. Executive Incentive Performance Plan dated July 28, 2004, adopted by Employer's Board of Directors and approved by Employer's shareholders, as from time to time amended. The amount of such bonus and performance criteria for earning same shall be determined by the Compensation Committee of Employer's Board of Directors and may be based on a performance payment matrix as from time to time established by such Compensation Committee. Such bonus amounts shall be payable on, or before, October 31 for each fiscal year during the term of this Agreement (subject to the right of Employee to defer his cash bonus until the month of January of the next calendar year with Employer's consent, which consent shall not be unreasonably withheld). Employee's target bonus for Employer's fiscal year ending October 31, 2005 shall be an amount equal to sixty percent (60%) of his Base Salary for such fiscal year.

         (b) In addition to the cash bonus, above, for Employer's fiscal year ending October 31, 2005, Employee shall be entitled to an award of 15,000 options with a strike price equal to the closing price of Employer's stock on the date of the award. Option awards, if any, in subsequent fiscal years shall be determined by the Compensation Committee of Employer's Board of Directors.

         (c) Employee shall be entitled to such other salary, bonuses or deferred compensation pay as from time to time determined by the Board of Directors of Employer.

         6. Securities Compliance. Employee agrees to comply fully and
            ---------------------
faithfully with regulations of the Securities and Exchange Commission pertaining to insider transaction and Employer's securities and specifically, to report to Employer all intended, contemplated and consumated transactions involving Employer's securities.

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         7. Covenants of Employee.
            ---------------------

         (a) So long as Employee shall remain employed with Employer and at all times after the termination of his employment, for whatever reason, Employee covenants, warrants and agrees that Employee will not (except as required in Employee's duties to Employer hereunder), in any manner, directly or indirectly, actually or attempt to:

                  Disclose or divulge to any person, entity, firm or company whatsoever, or use for Employee's own benefit or for the benefit of any third person or concern, or for any reason inconsistent with the purpose of this Agreement or inconsistent with Employee's confidential and fiduciary relationship with Employer, any trade secrets, formulae, devices, know-how, management and business methods, techniques, opportunities, customer information, supplier information, business or financial plans or other information or data of Employer, without regard to whether all of the foregoing matters will otherwise be deemed confidential, material or important, the parties hereto stipulating that as between them, the same are important, material and confidential and greatly affect the effective and successful conduct of the business and the goodwill of Employer, and the parties further stipulate that any beach or evasion of the terms of this subparagraph (a) shall be a material breach of this Agreement, provided that the foregoing restrictions shall not apply (x) with respect to matters that are or become generally known to the public without breach of this Agreement or any other agreement or instrument by which Employee is bound, or (y) where Employee is required by law, governmental regulation, or court order to disclose such matters.

         (b) During the term of Employee's employment with Employer, and for a period of two (2) years after the termination of such employment, for whatever reason, Employee covenants, warrants and agrees that Employee will not (except as required in Employee's duties to Employer), in any manner, directly or indirectly, actually or attempt to:

                  (i) Solicit, divert, take away or interfere with any of the customers, trade, business, patronage, employees or agents of Employer, or in any manner engage in any conduct or activity, including but not limited to, verbal representations or declarations that would or could be construed or intended as a disparagement of Employer's interests;

                  (ii) Engage within the United States or anywhere outside of the United States where the Emloyer conducts business, directly or indirectly, either personally or as an owner, employee, partner, associate, officer, manager, agent, advisor, consultant or otherwise, or by means of any corporate or other entity or device, in any business which is "competitive" (as hereinafter defined) with the business of Employer.

         (c) For purposes hereof, a business will be deemed competitive if it involves the manufacture or sale of high-tech integrated military electronics, support equipment for government or commercial use, logistics services for all branches of the United States armed forces and foreign militaries that do business with Employer, homeland security forces and other governmental and intelligence agencies, or any other business which is in any manner

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competitive, during or as of the date of cessation of Employee's employment, with any business then being conducted by Employer or as to which Employer has then formulated definitive plans to enter. Notwithstanding the foregoing, Employee may own up to one percent (1%) of the outstanding securities of a corporation or other business entity that is "competitive" with the business of Employer if such entity's securities are traded on a national securities exchange or on the over-the-counter market. Employee agrees that during the term of his employment with Employer and for the term of the restrictive covenants set forth herein, he will promptly communicate to Employer the identity of all companies, persons or concerns with whom Employee is considering employment, association or other relationship along with other information as to the products and services of such company, person or concern sufficient in detail to permit Employer to make a determination as to whether or not competition exists. In order to preserve its rights under this Agreement, Employer may advise any third party with whom Employee may consider, establish or contract a relationship of the existence in terms of this Agreement, and Employee authorizes and consents to such disclosure, and Employer shall have no liability for so acting.

         (d) All of the covenants on behalf of Employee contained in this Paragraph 7 shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action against Employer, whether predicted on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these covenants.

         (e) It is the intention of the parties to restrict the activities of Employee under this Paragraph 7 to the extent necessary for the protection of the legitimate business interests of Employer, and the parties specifically covenant and agree that should any of the clauses or provisions set forth herein, under any set of circumstances not now foreseen by the parties, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that, in lieu of each such clause or provision there shall be substituted or added, and there is hereby substituted or added, as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be legal, valid and enforceable.

         8. Expenses.
            --------

         (a) During the period of Employee's employment, Employer will pay directly, or reimburse Employee, for reasonable and necessary expenses as from time to time authorized by the Board of Directors of Employer and incurred by Employee in the interest of the business of Employer. All such expenses paid by Employee, will be reimbursed by Employer upon presentation by Employee, from time to time, of an itemized account of such expenditures, to the extent necessary to permit the deductibility thereof for Federal income tax purposes in accordance with the from time to time policy(ies) of Employer.

         (b) Employer agrees to pay for the monthly dues and charges for Employee's country club membership and such other membership privileges as are approved by Employer's Board of Directors. To the extent that any such payments are not deductible as ordinary and necessary

                                     5


business expenses, in accordance with the Internal Revenue Code, such expenditures will be treated as additional salary to Employee.

         9. Automobile. During the period of this Agreement, Employer shall
            ----------
pay to or on behalf of Employee a car allowance as from time to time adopted by the Board of Directors.

         10. Documents. Employee agrees that all documents, instruments,
             ---------
drawings, plans, contracts, proposals, records, notebooks, invoices, statements and correspondence, whether in print or electronic form or otherwise and including all copies thereof, relating to the business of Employer shall be the property of Employer, and upon the cessation of Employee's employment with Employer, for whatever reason, all of the same then in Employee's possession, whether prepared by Employee of others, will be left with or immediately delivered to Employer.

         11. Additional Employee Benefits. For the duration of the
             ----------------------------
Employee's life and the life of the Employee's Spouse, Employee (or Spouse, as the case may be) shall be entitled to participate, in accordance with the eligibility requirements thereof, in Employer's medical, life insurance, accidental death, disability income, profit sharing trust and 401(k) programs and other employee benefits which now exist or that may be established hereafter by Employer on the same basis as other employees of Employer.

         12. Vacation. Employee shall be entitled to four (4) weeks paid
             --------
vacation each calendar year, which vacation time shall be taken during such periods as may be mutually agreed upon by Employer and Employee.

         13. Remedies. It is agreed that any breach or violation of any of
             --------
the terms of Paragraphs 6 and 7 of this Agreement by Employee will result in immediate and irreparable injury to Employer and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which Employer may be entitled. Employee represents and admits that in the event of the termination of Employee's employment for any reason, Employee's experience and capabilities are such that Employee can obtain employment in businesses engaged in other lines or of a different nature, and that the enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood. No remedy conferred by and of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. The election of any one or more remedies by Employer shall not constitute a waiver of the right to pursue other available remedies at any time or cumulatively from time to time.

         14. Severability. All agreements and covenants herein contained are
             ------------
severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall continue in full force and effect and shall be interpreted as if such invalid agreement or covenant were not contained herein.

         15. Waiver or Modification. No amendment, waiver or modification of
             ----------------------
this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any

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amendment, waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such amendment, waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived or modified except as herein set forth. Failure of Employee or Employer to exercise or otherwise act with respect to any rights granted hereunder in the event of a breach of any of the terms or conditions hereof by the other party, shall not be construed as a waiver of such breach, nor prevent Employee or Employer from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

         16. Notices. All notices, requests, demands or other communication
             -------
hereunder ("Notice") shall be in writing and shall be deemed given if personally delivered or mailed by registered or certified mail, return receipt requested, as follows:

                  If to Employer, to:

                           Engineered Support Systems, Inc.
                           Attention: David D. Mattern
                           201 Evans Lane
                           St. Louis, Missouri 63121

                  If to Employee, to:

                           Ronald W. Davis
                           234 Whiting Lane
                           Chesterfield, Missouri 63017

or to such other addresses as to which the parties hereto give Notice in accordance with this Paragraph 16.

         17. Construction. This Agreement shall be governed by and construed
             ------------
and interpreted according to the laws of the State of Missouri, notwithstanding the place of execution hereof, nor the performance of any acts in connection herewith or hereunder in any other jurisdiction. For all purposes hereof, reference to Employer shall include each and every direct or indirect subsidiary and affiliated entity of Employer and shall further include the surviving or continuing entity as a result of any merger, combination, consolidation or reorganization to which Employer is a party.

         18. Assignability. The services to be performed by Employee
             -------------
hereunder are personal in nature and Employee shall not assign his rights or delegate his obligations under this Agreement, and any attempted or purported assignment or delegation not herein permitted shall be null and void.

         19. Successors. Subject to the provisions of Paragraph 18, this
             ----------
Agreement shall be binding upon and shall inure to the benefit of Employer and Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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         20. Severance Allowance and Benefit Participation. In the event
             ---------------------------------------------
that Employer terminates Employee's employment without cause as provided in Subparagraph 2(e) hereof, then in such event, Employee shall be entitled to the severance allowance and benefit participation as hereinafter set forth. The severance allowance will be paid over a twelve (12) month period in accordance with Employer's regular payroll schedule. During such twelve (12) month period following termination, Employee will be paid his full monthly Base Salary at such level in effect as of the date of his termination. In addition, during such twelve (12) month period, Employee (and eligible family members of Employee) shall be entitled to continue to participate in and receive the standard employee benefits described in Paragraph 11 hereof (excluding, however, life and accidental death insurance, short term and long term disability programs and profit sharing and 401(k) programs) provided Employee continues to pay for such benefits received on the same basis as other senior executive employees of Employer. As a condition to Employee receiving the above severance allowance and benefits, Employee shall execute a general release agreement developed for use by Employer.

         21. Change in Control. In the event there shall be a Change in
             -----------------
Control of Employer (as defined below), Employee will be entitled to receive from Employer a lump sum cash payment in an amount equal to two and ninety-nine hundredths (2.99) times Employee's average annual compensation for the prior five (5) fiscal years of employment with Employer or any corporation(s) acquired by Employer during such five (5) year period (the "Change in Control Payment"). In the event Employee has been employed by Employer or any such corporation(s) acquired by Employer for less than said five (5) years, then Employee's average annual compensation will be calculated using the average of the full fiscal years and annualized partial year(s) of his employment. For purposes hereof, of the Paragraph 21, Employee's annual compensation shall include Employee's Base Salary and the amount of any cash bonuses payable to Employee pursuant to Paragraph 5 hereof (or similar base salary and bonus compensation paid by Employer-acquired corporations, if applicable). The Change in Control Payment shall be payable within five (5) business days after the Change in Control occurs. The Change in Control Payment shall not be subject to any deferment, reduction or offset of any kind (other than customary withholding) and shall be in addition to any other amounts or benefits that Employee may be entitled to under the Agreement. For purposes of this Agreement, a "Change in Control" shall mean a change in control of Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employee benefit plan of Employer, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing twenty-five percent (25%) or more of the combined voting power of Employer's then outstanding voting securities; (B) there is consummated a merger or consolidation of Employer in which Employer is not the surviving or continuing entity or pursuant to which Employer's voting securities are converted into or exchanged for cash, securities or other property other than any such transaction where the holders of Employer's voting securities outstanding immediately prior to such transaction have the same proportionate ownership of the voting securities of the surviving entity immediately after the transaction; (C)

                                     8


there is consummated any sale, lease, exchange or other transfer or disposition (in one transaction or a series related transactions) of all, or substantially all, of the assets of Employer; (D) the shareholders of Employer approve any plan or proposal for the liquidation or dissolution of Employer; (E) during any period of two (2) consecutive years during the term of this Agreement, individuals, who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election, by Employer's shareholders of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period; or (F) there is consummated any consolidation or merger of Employer in which Employer is the continuing or surviving corporation and in which the holders of the voting securities of Employer immediately prior to the merger do not own seventy percent (70%) or more of the voting securities of the surviving entity immediately after the merger.

         22. Attorney's Fees and Costs. If any action at law or in equity is
             -------------------------
brought to enforce or interpret any of the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party the reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

   [Remainder of Page Intentionally Left Blank - Signatures on Next Page]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"EMPLOYEE"                                  "EMPLOYER"

                                            ENGINEERED SUPPORT SYSTEMS, INC.

___________________________                 By:________________________________
Ronald W. Davis                                David D. Mattern, Secretary


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